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                                                                   Exhibit 3.172
PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

MUST BE TYPED
FILING FEE:  $50.00
MUST SUBMIT TWO COPIES

                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                  (303) 8942251
                               Fax (303) 894-2242

                            ARTICLES OF INCORPORATION

Corporation Name  EmCare of Colorado, Inc.

Principal Business Address 1717 Main Street, Suite 5200, Dallas, TX 75201

Cumulative voting shares of stock is authorized.     Yes [ ]           No [x]

If duration is less than perpetual enter number of years

Preemptive rights are granted to shareholders.       Yes [ ]           No [x]

STOCK INFORMATION: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class     COMMON   Authorized Shares   1,000    Par Value       $0.01

Stock Class              Authorized Shares            Par Value

The name of the initial registered agent and the address of the registered office is: (If another corporation, us last name space)

Last Name   National Registered Agents, Inc.   First & Middle Name______________

Street Address   1535 Grant Street, Suite 140, Denver, CO  80203

     THE  UNDERSIGNED  CONSENTS TO THE  APPOINTMENT  AS THE  INITIAL  REGISTERED
     AGENT.

Signature of Registered Agent       /s/ Mary M.
                                    -----------------------------------

These articles are to have a delayed effective date of:

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INCORPORATORS:  Names and addresses:  (If more than two,  continue on a separate sheet of paper.

         NAME                    ADDRESS
William F. Miller, III           1717 Main Street, Suite 5200 Dallas, TX  75201

Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.

Signature                                  Signature /s/  William F. Miller, III
          ------------------------------   -------------------------------------
              William F. Miller, III

                                                                    Revised 7/95

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